As filed with the U.S. Securities and Exchange Commission on June 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Century Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1531	68-0521411
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

AND

The Other Registrants Named in the Table of Additional Registrants Below

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dale Francescon

Chairman of the Board of Directors and Co-Chief Executive Officer

Century Communities, Inc.

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

(Address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mark J. Kelson, Esq.

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, California 90067

Tel: (310) 586-3856

Fax: (310) 586-0556

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering(1):
Common Stock, par value $0.01 per share(2) (3)
Preferred Stock, par value $0.01 per share(4)
Debt Securities(5)
Warrants(6)
Units(7)
Guarantees of Debt Securities(8)
Total of Primary Offering			$1,000,000,000	(9)	$116,200	(10)
Secondary Offering:
Common Stock, par value $0.01 per share(2) (11)	13,073,768 shares	$21.40	$279,778,636	(12)	$32,511	(13)
Total			$1,279,778,636		$148,711	(13)

(1)	An indeterminate number, or aggregate principal amount, as applicable, of securities of the Registrant is being registered for the primary offering hereunder as may from time to time be offered at currently indeterminable prices, up to a proposed maximum aggregate offering price of $1,000,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction II.D of Form S-3, the Primary Offering section of this Calculation of Registration Fee table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, or proposed maximum aggregate offering price. Securities registered for the primary offering hereunder may be sold separately, together, or as units with other securities registered hereunder.

(2)	Pursuant to Rule 416 under the Securities Act, includes any additional shares of common stock that may become issuable from time to time as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding common stock.

(3)	Includes an indeterminate number of shares of common stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.

(4)	Includes an indeterminate number of shares of preferred stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.

(5)	Includes an indeterminate amount of debt securities as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement.

(6)	Consists of warrants, representing rights to purchase common stock, preferred stock, or debt securities registered hereunder.

(7)	The units covered by this Registration Statement will represent interests in two or more securities registered hereunder, which may or may not be separable from one another.

(8)	Consists of guarantees of the debt securities of Century Communities, Inc. by the guarantor registrants listed on the Table of Additional Registrants below. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

(9)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. No separate consideration will be received for shares of common stock that are issued upon conversion of preferred stock or debt securities registered hereunder. The maximum aggregate offering price of all securities issued pursuant to this Registration Statement will not exceed $1,000,000,000.

(10)	Calculated pursuant to Rule 457(o) under the Securities Act.

(11)	Represents shares of common stock being registered by the Registrant for resale by certain selling stockholders of the Registrant.

(12)	Pursuant to Rule 457(c) under the Securities Act, the registration fee for the 13,073,768 shares of common stock being registered for the secondary offering hereunder has been calculated based upon $21.40, the average of the high and low prices of the common stock of the Registrant as reported on the New York Stock Exchange on June 26, 2015.

(13)	8,073,768 shares of common stock previously registered by Century Communities, Inc. (the “Previously Registered Shares”) for resale by certain of its selling stockholders under its registration statement on Form S-1 (File No. 333-195678), initially filed on May 5, 2014 and subsequently declared effective on June 17, 2014 (the “Prior Registration Statement”), remain unsold. All of the Previously Registered Shares are included as part of the secondary offering under this Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registration fee of $20,077 associated with the Previously Registered Shares is being applied to offset part of the $148,711 registration fee due under this Registration Statement. The offering of the Previously Registered Shares under the Prior Registration Statement will be deemed to be terminated as of the date of effectiveness of this Registration Statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses:

(1)	A prospectus to be used in connection with offerings from time to time of our common stock, preferred stock, debt securities, warrants, and/or units by us, and guarantees of debt securities by certain of our subsidiaries; and

(2)	A prospectus to be used in connection with resales of shares of our common stock by the selling stockholders named therein.

Table of Additional Registrants

Additional Registrants (as Guarantors of the Debt Securities)(1)

Exact Name as Specified in its Charter	State or Other Jurisdiction of Formation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Augusta Pointe, LLC	Colorado	1531	68-0521411	(2)
Avalon at Inverness, LLC	Colorado	1531	68-0521411	(2)
Beacon Pointe, LLC	Colorado	1531	68-0521411	(2)
Blackstone Homes, LLC	Colorado	1531	68-0521411	(2)
Bradburn Village Homes, LLC	Colorado	1531	68-0521411	(2)
CC Communities, LLC	Colorado	1531	84-1559450
CCC Holdings, LLC	Colorado	1531	68-0521411	(2)
CCG Constructors LLC	Georgia	1531	68-0521411	(2)
CCG Realty Group LLC	Georgia	1531	68-0521411	(2)
CCH Homes, LLC	Colorado	1531	68-0521411	(2)
Central Park Rowhomes, LLC	Colorado	1531	68-0521411	(2)
Century at Ash Meadows, LLC	Colorado	1531	68-0521411	(2)
Century at Beacon Pointe, LLC	Colorado	1531	68-0521411	(2)
Century at Caley, LLC	Colorado	1531	68-0521411	(2)
Century at Candelas, LLC	Colorado	1531	68-0521411	(2)
Century at Carousel Farms, LLC	Colorado	1531	68-0521411	(2)
Century at Harvest Meadows, LLC	Colorado	1531	68-0521411	(2)
Century at Littleton Village, LLC	Colorado	1531	68-0521411	(2)
Century at LOR, LLC	Colorado	1531	68-0521411	(2)
Century at Lowry, LLC	Colorado	1531	68-0521411	(2)
Century at Midtown, LLC	Colorado	1531	68-0521411	(2)
Century at Millennium, LLC	Colorado	1531	68-0521411	(2)
Century at Murphy Creek, LLC	Colorado	1531	68-0521411	(2)
Century at Outlook, LLC	Colorado	1531	68-0521411	(2)
Century at Salisbury Heights, LLC	Colorado	1531	68-0521411	(2)
Century at Southshore, LLC	Colorado	1531	68-0521411	(2)
Century at Terrain, LLC	Colorado	1531	68-0521411	(2)
Century at The Grove, LLC	Colorado	1531	68-0521411	(2)
Century at The Meadows, LLC	Colorado	1531	68-0521411	(2)
Century at Vista Ridge, LLC	Colorado	1531	68-0521411	(2)
Century at Wolf Ranch, LLC	Colorado	1531	68-0521411	(2)
Century City, LLC	Colorado	1531	68-0521411	(2)
Century Communities of Georgia, LLC	Colorado	1531	68-0521411	(2)
Century Communities of Nevada, LLC	Delaware	1531	68-0521411	(2)
Century Communities of Nevada Realty, LLC	Nevada	1531	68-0521411	(2)
Century Land Holdings, LLC	Colorado	1531	68-0521411	(2)
Century Land Holdings II, LLC	Colorado	1531	68-0521411	(2)
Century Land Holdings of Texas, LLC	Colorado	1531	68-0521411	(2)
Century Rhodes Ranch GC, LLC	Delaware	1531	68-0521411	(2)
Century Tuscany GC, LLC	Delaware	1531	68-0521411	(2)
Cherry Hill Park, LLC	Colorado	1531	68-0521411	(2)
Cottages at Willow Park, LLC	Colorado	1531	68-0521411	(2)
Crown Hill, LLC	Colorado	1531	68-0521411	(2)
Enclave at Boyd Ponds, LLC	Colorado	1531	68-0521411	(2)

Table of Additional Registrants

Additional Registrants (as Guarantors of the Debt Securities)(1)

Exact Name as Specified in its Charter	State or Other Jurisdiction of Formation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Enclave at Cherry Creek, LLC	Colorado	1531	68-0521411	(2)
Estates at Chatfield Farms, LLC	Colorado	1531	68-0521411	(2)
Hearth at Oak Meadows, LLC	Colorado	1531	68-0521411	(2)
Hometown, LLC	Colorado	1531	68-0521411	(2)
Lakeview Fort Collins, LLC	Colorado	1531	68-0521411	(2)
Madison Estates, LLC	Colorado	1531	68-0521411	(2)
Meridian Ranch, LLC	Colorado	1531	68-0521411	(2)
Montecito at Ridgegate, LLC	Colorado	1531	68-0521411	(2)
Neighborhood Associations Group, LLC	Delaware	1531	68-0521411	(2)
Park 5th Avenue Development Co., LLC	Colorado	1531	84-1568931
Reserve at Highpointe Estates, LLC	Colorado	1531	68-0521411	(2)
Reserve at The Meadows, LLC	Colorado	1531	68-0521411	(2)
Saddle Rock Golf, LLC	Colorado	1531	68-0521411	(2)
Saddleback Heights, LLC	Colorado	1531	68-0521411	(2)
Stetson Ridge Homes, LLC	Colorado	1531	68-0521411	(2)
The Vistas at Nor’wood, LLC	Colorado	1531	68-0521411	(2)
The Wheatlands, LLC	Colorado	1531	68-0521411	(2)
Venue at Arista, LLC	Colorado	1531	68-0521411	(2)
Verona Estates, LLC	Colorado	1531	68-0521411	(2)
Villas at Murphy Creek, LLC	Colorado	1531	68-0521411	(2)
Waterside at Highland Park, LLC	Colorado	1531	68-0521411	(2)
Wildgrass, LLC	Colorado	1531	68-0521411	(2)

(1)	Each additional registrant is a wholly-owned direct or indirect subsidiary of Century Communities, Inc. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, telephone (303) 770-8300. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is Dale Francescon, Chairman of the Board of Directors and Co-Chief Executive Officer, Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111, telephone (303) 770-8300.

(2)	Uses the EIN of its ultimate sole member, Century Communities, Inc.

The information in this prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2015

PROSPECTUS

$1,000,000,000

CENTURY COMMUNITIES, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Guarantees of Debt Securities

By this prospectus, we may offer, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	debt securities, which may be senior, senior subordinated or subordinated, and which may be fully and unconditionally guaranteed by one or more of our subsidiaries;

•	warrants to purchase our common stock, preferred stock or debt securities;

•	units consisting of any combination of the other types of securities offered under this prospectus; or

•	any combination of the foregoing.

This prospectus contains a general description of the securities that we may offer for sale from time to time with a maximum aggregate offering price of up to$1,000,000,000. We will provide the specific terms of the securities in one or more supplements to this prospectus at the time of offering. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should read this prospectus and the accompanying supplement carefully before you make your investment decision.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

We may sell the securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under the federal securities laws and are eligible for reduced reporting requirements. See “Our Company—Implications of Being an Emerging Growth Company.”

Investing in our securities involves risks. You should carefully consider the information under the section entitled “Risk Factors” on page 3 of this prospectus, and under similar sections contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus, before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), using a “shelf” registration process. Under this process, we may offer and sell any combination of our securities from time to time in one or more offerings with a maximum aggregate offering price of up to$1,000,000,000 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer and sell. Each time that we offer to sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. It is important that you consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” which you should read carefully before you make your investment decision.

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. We encourage you to read this prospectus, as well as the information which is incorporated by reference herein, in their entireties.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other party to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 As used in this prospectus, unless the context otherwise requires or indicates, references to the “Company,” “we,” “our,” “us,” and similar expressions, refer to Century Communities, Inc. and its subsidiaries and affiliates, including our predecessor Century Communities Colorado, LLC.

- ii -

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We have filed with the SEC and incorporate by reference into this prospectus and any accompanying prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 6, 2015, including portions of our Definitive Proxy Statement on Schedule 14A filed on April 3, 2015 to the extent specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed on May 8, 2015;

•	our Current Reports on Form 8-K filed on November 18, 2014, March 11, 2015, April 7, 2015, April 10, 2015, and May 18, 2015;

•	our Current Report on Form 8-K/A filed on January 27, 2015;

•	the Consolidated Financial Statements of Las Vegas Land Holdings, LLC and Subsidiaries as of December 31, 2013 and December 31, 2012, and for the years ended December 31, 2013 and 2012, including the notes thereto, and the Condensed Consolidated Financial Statements of Las Vegas Land Holdings, LLC and Subsidiaries as of March 31, 2014 (unaudited) and December 31, 2013, and for the three months ended March 31, 2014 and 2013 (unaudited), including the notes thereto, contained in Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-195678) filed on June 12, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, and any amendment or report filed with the SEC for the purpose of updating such description.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement and prior to the effectiveness of the registration statement, and any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Century Communities, Inc.

Attention: Corporate Secretary

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

- iii -

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the offer and sale of the offered securities. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale of the offered securities, we refer you to the registration statement and the accompanying exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. A copy of the registration statement and the accompanying exhibits and any other document we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. Further information on the operation of the public reference facilities in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.centurycommunities.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus.

- iv -

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “expect,” “intend,” “anticipate,” “potential,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we disclaim any obligation to update these statements unless required by law.

The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

•	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;

•	continued or increased downturn in the homebuilding industry;

•	changes in assumptions used to make industry forecasts;

•	continued volatility and uncertainty in the credit markets and broader financial markets;

•	our future operating results and financial condition;

•	our business operations;

•	changes in our business and investment strategy;

•	availability of land to acquire and our ability to acquire such land on favorable terms, or at all;

•	availability, terms and deployment of capital;

•	continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market;

•	shortages of or increased prices for labor, land or raw materials used in housing construction;

•	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;

•	changes in, or the failure or inability to comply with, governmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of projects;

•	the degree and nature of our competition;

•	our leverage and debt service obligations;

•	availability of qualified personnel and our ability to retain our key personnel; and

•	additional factors described under the section entitled “Risk Factors.”

- v -

OUR COMPANY

Our Company

We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in metropolitan areas in Colorado, Austin and San Antonio, Texas (which we refer to as “Central Texas”), Houston, Texas, Las Vegas, Nevada, and Atlanta, Georgia. Our homebuilding operations are organized into the following five operating segments based on the geographic markets in which we operate: Atlanta, Central Texas, Colorado, Houston and Nevada. In many of our projects, in addition to building homes, we are responsible for the entitlement and development of the underlying land.

We build and sell an extensive range of home types across a variety of price points. Our emphasis is on acquiring well located land positions and offering quality homes with innovative design elements. The core of our business plan is to acquire and develop land strategically based on our understanding of population growth patterns, entitlement restrictions and infrastructure development. We focus on locations within our markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and demographics and increasing populations. We believe these conditions create strong demand for new housing, and these locations represent what we believe to be attractive opportunities for long-term growth. We also seek assets that have desirable characteristics, such as good access to major job centers, schools, shopping, recreation and transportation facilities, and we strive to offer a broad spectrum of product types in these locations. Product development and exemplary customer service are key components of the lifestyle connection we seek to establish with each individual homebuyer. Our construction expertise across an extensive product offering allows us flexibility to pursue a wide array of land acquisition opportunities and appeal to a broad range of potential homebuyers, from entry-level to first- and second-time move-up buyers and even some move-down homebuyers. Additionally, we believe our diversified product strategy enables us to adapt quickly to changing market conditions and to optimize returns while strategically reducing portfolio risk.

For a further description of our business, financial condition, results of operations and other important information regarding us, please see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, please see the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

Corporate Information

Our predecessor entity was formed as a Colorado limited liability company in August 2002, and we converted into a Delaware corporation pursuant to the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) on April 30, 2013.

In June 2014, we completed the initial public offering of our common stock (which we refer to as our “initial public offering”). Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

Our principal executive offices are located at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111. Our main telephone number is (303) 770-8300. Our internet website is www.centurycommunities.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, among other matters:

•	an exemption to provide fewer years of financial statements and other financial data in our registration statements;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;

•	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

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We have determined to opt out of the exemption from compliance with new or revised financial accounting standards. Our decision to opt out of this exemption is irrevocable.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We will remain an “emerging growth company” until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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RISK FACTORS

Investing in any of our securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Before acquiring any of our securities, you should also carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by our other reports that we file with the SEC in the future, including our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include the acquisition and development of land, home construction and other related purposes, additions to working capital, capital expenditures, repayment of debt, and investments or stock repurchases.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the three months ended March 31, 2015 and 2014, and for the years ended December 31, 2014 and 2013. For the purpose of determining the ratio of earnings to fixed charges, “earnings” consist of earnings (loss) before income tax expense (benefit) plus fixed charges, and “fixed charges” consist of interest expense, including amortization of deferred financing costs, plus the portion of rental expense representative of the interest factor.

	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
Ratio of earnings to fixed charges	2.80	58.83	3.03	16.63

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DESCRIPTION OF CAPITAL STOCK

The following is a general description of certain terms and provisions of our capital stock, our charter, our bylaws, and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description of our capital stock set forth below is only a summary, does not purport to be complete, and is qualified in its entirety by reference to our charter and our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series. As of June 26, 2015, there were 21,335,580 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

Voting. Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which stockholders generally are entitled to vote.

Dividends. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.

Liquidation, Dissolution or Winding Up. If there is a liquidation, dissolution or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Other Rights. Under the terms of our charter, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our charter provides that our board of directors is expressly authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (which we refer to as a “preferred stock designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, if any, and the qualifications, limitations and restrictions, if any, thereof. The authority of our board of directors with respect to each series of preferred stock includes, but is not limited to, establishing the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number our board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

•	whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•	the redemption provisions and price or prices, if any, for shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, or dissolution of the Company; and

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•	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of the Company, and, if so, the specification of such other class or series, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

Certain Provisions of Delaware Law and of our Charter and Bylaws

The following summary of certain provisions of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and our charter and bylaws. See “Where You Can Find More Information” for how to obtain copies of our charter and bylaws.

Our Board of Directors

Our bylaws provide that the number of directors of the Company will be fixed from time to time exclusively by action of our board of directors. Our charter and bylaws provide that, subject to applicable law and the rights, if any, of holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.

Pursuant to our bylaws, each member of our board of directors who is elected at our annual meeting of our stockholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified. Pursuant to our bylaws, directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting.

Removal of Directors

Our charter provides that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our board of directors, the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our stockholders for any purpose, but business transacted at any special meeting of our stockholders shall be limited to the purposes stated in the notice of such meeting.

Elimination of Stockholder Action by Written Consent

Our charter expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Charter Amendments

Unless a higher vote is required by its certificate of incorporation, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Delaware corporation’s certificate of incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.

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Pursuant to our charter, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholders acting by written consent and the vote of our stockholders required to amend our bylaws. In addition, pursuant to our charter, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our charter, and any other provision authorized by Delaware law in force at such time may be added in the manner prescribed by our charter or by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons pursuant to the charter are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment, modification or repeal to our charter provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our charter immediately prior to such amendment, modification or repeal.

Bylaw Amendments

Our board of directors has the power to amend, modify or repeal our bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time. Under our charter, the stockholders have the power to amend, modify or repeal our bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders, solely with, notwithstanding any other provisions of our bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time such stockholder gives the Company the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives the Company the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Provisions

Our charter and bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of the Company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders, which could adversely affect the market price of our common stock. Certain of these provisions are described below.

Selected provisions of our charter and bylaws. Our charter and/or bylaws contain anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue up to 50 million shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights and preferences of the shares of that series, and the qualifications, limitations and restrictions of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer, or our president;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	provide that directors may be removed from office only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

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•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, even though less than a quorum;

•	provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification or repeal of, or the adoption of any new or additional provision, inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholder action by written consent, and the vote of our stockholders required to amend our bylaws requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

•	provide that the stockholders may amend, modify or repeal our bylaws, or adopt new or additional provisions of our bylaws, only with the affirmative vote of 66 2/3% of the voting power of our capital stock entitled to vote generally; and

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting.

Delaware Anti-Takeover Statute. In our charter we elected to be subject to Section 203 of the DGCL, an antitakeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, subject to certain exceptions, by provision of the corporation’s certificate of incorporation. Our charter contains a provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL. In addition, our charter includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our charter also provides that we must advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification and advancements provisions in our charter and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, our charter provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties, including the duty of care. The indemnification provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, we pay the litigation costs of our directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification or advancement is sought.

We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that we may make to such directors and officers.

We have entered into an indemnification agreement with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our charter and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

National Securities Exchange

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that may be offered under this prospectus. When a particular series of debt securities is offered and sold, a description of the specific terms of the series will be included in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities that may be offered pursuant to this prospectus may be senior, senior subordinated or subordinated obligations, issued in one or more series, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee. Select portions of the indentures to be entered into are summarized below. Please note, however, that the summary below is not complete. The form of the indentures has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary below and not defined herein have the meanings specified in the form of the indentures.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the applicable indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered will set forth the aggregate principal amount and the other terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;

•	any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which, and in the terms and conditions upon which, securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•	if payments of principal of, or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal, premium, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or set forth in the applicable indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the applicable indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the applicable indenture. Information on the federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (which we refer to as “DTC”) or a nominee of DTC (which we refer to as a “book-entry debt security”), or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

Holders may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see the section entitled “Global Securities” in this prospectus for more information.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving person or the successor person (if other than us) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the applicable indenture; and

•	immediately prior to and immediately after giving effect to the transaction, no Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, or transfer all or part of its properties to, us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

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•	default in the performance or breach of any other covenant or warranty by us in the applicable indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the applicable indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the applicable indenture may constitute an event of default under certain other of our indebtedness or indebtedness of our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities or the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture. Please refer to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The applicable indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the applicable indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any remedy under the applicable indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the applicable indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The applicable indenture will require us to furnish to the trustee annually a statement as to compliance with the applicable indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, 30 days after a responsible officer of the trustee has knowledge of such Default or Event of Default. The applicable indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

We, the applicable guarantors, if any, and the trustee may modify, amend or supplement the applicable indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to release any applicable guarantor from any of its obligations under its applicable guarantee of the applicable indenture (to the extent permitted by the applicable indenture);

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to conform the text of the applicable indenture, the applicable guarantees or the applicable securities to any provision of the “Description of Notes” section of an applicable prospectus supplement;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to allow any applicable guarantor to execute a supplemental indenture or guarantee with respect to the applicable securities; or

•	to comply with requirements of the SEC or changes to applicable law.

We may also modify and amend the applicable indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

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•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	release any applicable guarantor from any of its obligations under its applicable guarantee or the applicable indenture, except as permitted by the applicable indenture; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us or any guarantor of debt securities of that series with provisions of the applicable indenture or guarantee. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The applicable indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we and the guarantors, if any, may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The applicable indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we and any guarantor, if applicable, may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the applicable indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

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The conditions include:

•	we or, if applicable, any guarantor(s), must deposit, or cause to be irrevocably deposited, with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	we or, if applicable, any guarantor(s), must deliver to the trustee an opinion of counsel to the effect that we or the guarantor has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the applicable indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The summary of the material provisions of the warrants and warrant agreements in this prospectus and in any applicable prospectus supplement are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the applicable prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including, but not limited to, any rights to:

•	to vote or consent to any action;

•	receive dividends or payments with respect to the underlying common stock or preferred stock, if any;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any other rights as stockholders of the Company.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

The debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors, and to the extent applicable, will be described in the applicable prospectus supplement. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior, senior subordinated or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

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GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (which we refer to collectively as “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (which we refer to as “DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

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Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, through underwriters, dealers or agents, and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS,” but any other securities will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters, dealers or agents to or through which the securities are sold by us may make a market in the securities, but these underwriters, dealers or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such overallotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (which we refer to as “FINRA”), the aggregate maximum consideration, discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate proceeds from any offering pursuant to this prospectus.

Any underwriters, dealers and agents utilized in the sale of the securities being offered by this prospectus may also engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Certain legal matters relating to the offering, sale and issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Century Communities, Inc. appearing in Century Communities, Inc.’s Annual Report (Form 10-K) as of and for the years ended December 31, 2014 and 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Las Vegas Land Holdings, LLC as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent certified public accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated and combined financial statements of Peachtree Communities Group, Inc. and Subsidiaries as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent certified public accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

25

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Operations of Century Communities, Inc. for the Year Ended December 31, 2014	F-2

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations of Century Communities, Inc.	F-5

F-1

Century Communities, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

On April 1, 2014, Century Communities, Inc. (“we” or the “Company”) purchased substantially all of the assets and operations of Las Vegas Land Holdings, LLC and its subsidiaries (collectively, “LVLH”), a homebuilder with operations in Las Vegas, Nevada, for a purchase price of approximately $165 million (which we refer to as the “LVLH Acquisition”). The acquired assets consisted of 1,761 lots within five single-family communities in the greater Las Vegas, Nevada metropolitan area. The 1,761 lots included 57 homes in backlog, 17 model homes and three custom lots. In addition, we acquired two fully operational golf courses and two one-acre commercial plots. The assets and liabilities which were not acquired primarily consist of cash and cash equivalents, certain prepaid expenses and other assets, certain accounts payables and accrued expenses, restricted cash, and certain debt obligations.

On November 13, 2014, we purchased substantially all of the assets and operations of Peachtree Communities Group, Inc., and its affiliates and subsidiaries (collectively, “Peachtree”), a homebuilder with operations primarily in Atlanta, Georgia, for a purchase price of approximately $57 million, inclusive of a true-up payment (which we refer to as the “Peachtree Acquisition”). As a result of the acquisition, we obtained ownership or control of 2,120 lots in the greater Atlanta market. The assets and liabilities which were not acquired primarily consist of cash and cash equivalents, certain assets related to markets outside of the Atlanta, Georgia metropolitan area, and debt obligations.

Both of the transactions were accounted for by applying the guidance of ASC 805, Business Combinations (ASC 805). In accordance with ASC 805, the acquired assets and liabilities have been recorded by the Company at their estimated fair values as of April 1, 2014 and November 13, 2014, respectively, the date the acquisitions were completed. The following unaudited pro forma condensed combined financial information and explanatory notes, presents the pro forma impact of the LVLH and Peachtree Acquisitions on the Company’s results of operations for the year ended December 31, 2014.

As the acquired assets and assumed liabilities of LVLH and Peachtree are included in the Company’s consolidated balance sheet as of March 31, 2015, which is incorporated by reference in this Registration Statement, no pro forma adjustments are required to our historical financial position as of March 31, 2015 for these acquisitions.

We derived the unaudited pro forma condensed combined statement of operations set forth below by the application of pro forma adjustments to the historical audited consolidated statement of operations of the Company for the year ended December 31, 2014, the historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2014 for LVLH and the historical unaudited condensed consolidated and combined statement of income for the nine months ended September 30, 2014 for Peachtree. The historical operations of Peachtree and any related pro forma adjustments for the period from October 1, 2014 through November 13, 2014, the acquisition date, are not included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 as it was determined to be insignificant. The Company’s, LVLH’s and Peachtree’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations does not reflect any revenue enhancements or any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisitions. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 gives pro forma effect to the LVLH and Peachtree Acquisitions, as if the acquisitions had been completed on January 1, 2014.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the acquisition of LVLH and Peachtree been consummated on the dates indicated, and do not purport to be indicative of the financial condition or results of operations as of any future date or for any future period. There were no material transactions between the Company and LVLH or Peachtree during the year ended December 31, 2014 that would need to be eliminated. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statement of operations. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company, LVLH and Peachtree for the applicable periods:

•	historical financial statements of the Company as of and for the years ended December 31, 2014 and 2013 and the related notes included in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 6, 2015 and is incorporated by reference herein;

F-2

•	historical financial statements of LVLH for the three months ended March 31, 2014 and the related notes included in LVLH’s unaudited condensed consolidated financial statements for the three months ended March 31, 2014 and 2013, incorporated by reference herein;

•	historical financial statements of Peachtree for the nine months ended September 30, 2014 and the related notes included in Peachtree’s unaudited condensed consolidated and combined financial statements for the nine months ended September 30, 2014 and 2013, included as a portion of Exhibit 99.2 to the Current Report on Form 8-K/A that was filed with the SEC On January 27, 2015 and is incorporated by reference herein.

F-3

Century Communities, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share amounts)

	Historical Century Communities, Inc.	Historical LVLH For the Three Months Ended March 31, 2014	Pro Forma Adjustments LVLH		Historical Peachtree For the Nine Months Ended September 30, 2014	Pro Forma Adjustments Peachtree		Pro Forma Century Communities, Inc.
Revenue
Home sales revenues	$351,823	$14,972	$—		$166,606	$(16,410	)4(a)	$516,991
Land sales revenues	4,800	233	—		—	—		5,033
Golf course and other revenue	5,769	2,404	—		—	—		8,173
Total revenue	362,392	17,609	—		166,606	(16,410)		530,197
Costs and expenses
Cost of home sales revenues	276,386	8,526	2,286	3(b)	140,820	(16,052	)4(a)	412,613
						647	4(c)	—
Cost of land sales revenues	1,808	117	—		—	—		1,925
Cost of golf course and other revenue	6,301	1,690	—		—	—		7,991
Selling, general, and administrative	46,795	2,637	175	3(a)	14,403	(492	)4(a)	64,014
	—	—	—		—	496	4(b)	—
Total operating costs and expenses	331,290	12,970	2,461		155,223	(15,401)		486,543
Operating income	31,102	4,639	(2,461)		11,383	(1,009)		43,654
Other income (expense):
Interest income	362	—	—		—	—		362
Interest expense	(26)	—	—		—	—		(26)
Acquisition expense	(1,414)	—	—		—	—		(1,414)
Other income	736	(120)	—		(4,641)	4,691	4(a)	666
Gain/(Loss) on disposition of assets	199	—	—		—	—		199
Income before tax expense	30,959	4,519	(2,461)		6,742	3,682		43,441
Income tax expense	10,937	—	720	3(c)	—	3,648	4(d)	15,305
Net income	$20,022	$4,519	$(3,181)		$6,742	$34		$28,136
Earnings per share:
Basic and Diluted	$1.03							$1.44 [5]
Weighted average number of common shares outstanding:
Basic and Diluted	19,226,504							19,226,504

See accompanying notes to the unaudited pro forma condensed combined statement of operations, which are an integral part of this statement.

F-4

Century Communities, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.	Accounting Policies

The Company has reviewed the accounting policies of LVLH and Peachtree and is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined statement of operations.

2.	Reclassifications

Certain amounts in the historical consolidated financial statements of LVLH and Peachtree have been reclassified to conform to the Company’s presentation. These include presentation of historical LVLH expenses for the three months ended March 31, 2014 within selling expenses, general and administrative, and depreciation included in selling, general and administrative, as well as reorganization expenses included in other income (expense) on the unaudited pro forma condensed combined statement of operations. Reclassifications also include the presentation of historical Peachtree selling expenses for the nine months ended September 30, 2014 within selling expenses, general and administrative on the unaudited pro forma condensed combined statement of operations.

3.	LVLH Pro Forma Adjustments

The following pro forma adjustments are required to reflect the net impact of the LVLH Acquisition on the historical consolidated statement of operations of the Company for the year ended December 31, 2014:

(a)	Assets Acquired and Liabilities Assumed

We acquired substantially all the assets and assumed certain liabilities of LVLH for a purchase price of approximately $165 million, which was paid in cash on April 1, 2014. The purchase price was funded with available cash and cash equivalents and additional borrowings of $99 million from our revolving loan agreement.

The following table summarizes the final estimate of the fair value of assets acquired and liabilities assumed as of the acquisition date (in thousands):

Assets acquired and liabilities assumed
Accounts receivable	$347
Inventories	145,599
Prepaid expenses and other assets	1,876
Property and equipment	8,619
Amortizable intangible assets	3,042
Goodwill	11,283
Total assets	$170,766

Accounts payable	2,074
Accrued expenses and other liabilities	1,816
Notes payable and capital lease obligations	1,497
Total liabilities	$5,387

Acquired inventories consist of both acquired land and work in process inventories. We determined the estimate of fair value for acquired land inventory with the assistance of a third party appraiser primarily using a forecasted cash flow approach for the development, marketing, and sale of each community acquired. Significant assumptions included in our estimate include future per lot development costs, construction and overhead costs, mix of products sold in each community, as well as average sales price and absorption rates. We estimated the fair value of acquired work in process inventories based upon the stage of production of each unit and a gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts.  The stage of production, as of the acquisition date, ranged from finished lots to fully completed single family residences.  We estimated a market participant would require a gross margin ranging from 7% to 24% based upon the stage of production of the individual lot.

F-5

We determined the estimate of fair value for amortizable intangible assets, which includes a non-solicitation agreement, cell phone tower leases, and home plans, with the assistance of a third party valuation firm.  Our estimate of the fair value of the non-solicitation agreement, cell phone tower leases, and homes plans was $1.4 million, $1.4 million and $0.3 million, respectively, which will be amortized over 2 years, 16.6 years, and 7 years, respectively. In total, amortizable intangible assets will be amortized over a weighted average life of 9.1 years. As a result we have made a pro forma adjustment to the historical selling, general and administrative expense for the three months ended March 31, 2014 in the unaudited pro forma condensed combined statement of operations totaling $175 thousand for the amortization of the intangibles.

We determined that LVLH’s carrying costs approximated fair value for all other acquired assets and assumed liabilities.

(b)	Cost of Homes Sales Revenue

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects an increase in cost of sales associated with the step up of inventory. The step up of $2.3 million reflected in cost of home sales is based upon the estimated fair value of inventory of LVLH as of January 1, 2014. The value was determined based upon the average of the estimated lot value per community and the stage of production of the lots as of January 1, 2014, such that the pro forma increase to inventory and cost of home sales results in an expected gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts.

(c)	Income Tax Expense

We have recorded a pro forma adjustment to increase income tax expense by $720 thousand for the three months ended March 31, 2014. The adjustment is based upon the net pro forma impact the LVLH Acquisition has upon our historical taxable income for the period presented using the statutory federal and state income tax rate of 35%. The rate is applied to the historical income before income tax of LVLH of $4.5 million for the three months ended March 31, 2014, after giving effect to the pro forma adjustments which decreased income before income tax by $2.5 million for the three months ended March 31, 2014.

4.	Peachtree Pro Forma Adjustments

The following pro forma adjustments are required to reflect the net impact of the Peachtree Acquisition on the historical consolidated statement of operations of the Company for the year ended December 31, 2014:

(a)	Non Acquired Assets and Liabilities

We acquired substantially all the assets and assumed certain liabilities of Peachtree for a purchase price of $57 million, inclusive of a true-up payment. The assets and liabilities which were not acquired primarily consist of the assets of Peachtree’s markets outside of the greater Atlanta, Georgia, metropolitan area including $1.1 million of inventory, $18 thousand in accounts receivable, and $0.8 million of accounts payable. We also did not acquire $9.3 million in cash and cash equivalents, or assume $47.1 million of debt obligations as of September 30, 2014.

The unaudited pro forma condensed combined statement of operations reflects pro forma adjustments to home sale revenues, home cost of sales, selling, general and administrative expense, and other income (expense) of $16.4 million, $16.1 million, $0.5 million, and $4.7 million related to the historical operations of Peachtree’s non-acquired markets, and interest expense related to the non-assumed debt obligations for the nine months ended September 30, 2014.

(b)	Assets Acquired and Liabilities Assumed

The following table summarizes our preliminary estimates of the fair value of the assets acquired and liabilities assumed as of the acquisition date (in thousands):

Assets acquired and liabilities assumed
Accounts receivable	$11
Inventories	48,034
Prepaid expenses and other assets	762
Property and equipment	54
Amortizable intangible assets	3,415
Goodwill	8,486
Total assets	$60,762

Accounts payable	3,304
Accrued expenses and other liabilities	3,108
Total liabilities	$6,412

F-6

Acquired inventories primarily consist of work in process homebuilding inventory in various stages of construction and do not include significant amounts of land held for future development.  Accordingly, we estimated the fair value based upon the stage of production of each unit and a gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts.  The stage of production, as of the acquisition date, ranged from finished lots to fully completed single family residences.  We estimated a market participant would require a gross margin ranging from 6% to 18% based upon the stage of production of the individual lot.  Due to the preliminary nature of these estimates combined with uncertainties in the estimation process and the significant volatility in demand for new housing, actual results could differ significantly from such estimates.

Intangible assets consist of a non-compete agreement with the former owner of Peachtree, and acquired home plans.  The non-compete agreement was valued using a with and with-out approach which estimates the impact on future cash flows with and with-out the non-compete agreement. The difference between the projected cash flows is then discounted in order to estimate the fair value of the non-compete agreement. We estimated a fair value of $3.2 million for the non-compete agreement.  Acquired home plans were valued using a replacement cost approach, which resulted in an estimated fair value of $0.2 million.  The non-compete agreement and home plans will be amortized over 5 and 7 years, respectively.  In total, amortizable intangible assets will be amortized over a weighted average life of 5.1 years. As a result we have made a pro forma adjustment to the historical selling, general and administrative expense for the nine months ended September 30, 2014 totaling $496 thousand for the amortization of the intangibles in the unaudited pro forma condensed combined statement of operations.

We determined that Peachtree’s carrying costs approximated fair value for all other acquired assets and assumed liabilities.

We have completed our estimate of the fair value of the assets acquired and liabilities assumed, except for the value, if any, of certain in place contracts. Accordingly, the final determinations of the values may result in adjustments to the amounts presented above and a corresponding adjustment to goodwill.

(c)	Cost of home sale revenues

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects an increase in cost of sales associated with the step up of inventory. The step up of $3.7 million is based upon the estimated fair value of inventory of Peachtree as of January 1, 2014. The preliminary value was determined based upon the average of the estimated lot value per community and the stage of production of the lots as of January 1, 2014, such that the pro forma increase to inventory and cost of home sales results in an expected gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts. The pro forma adjustment presented in cost of home sales of $647 thousand is reflective of the estimated step up of inventory of $3.7 million at January 1, 2014 less the $3.0 million of step up reflected in cost of home sales in the historical statement of operations of the Company subsequent to the acquisition.

(d)	Income Taxes

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 reflects income tax expense of $3.6 million as if Peachtree was a taxable entity for the periods presented using the statutory federal and state income tax rate of 35%. The rate is applied to the historical income before income tax of Peachtree of $6.7 million for the nine months ended September 30, 2014, after giving effect to the pro forma adjustments which increased income before income tax by $3.7 million for the nine months ended September 30, 2014.

5.	Pro Forma Earnings Per Share

Pro forma basic and diluted net income per share for the year ended December 31, 2014, gives effect to pro forma adjustments discussed above, as well as the application of the two-class method of calculating earnings per share, as our non-vested restricted stock awards have non-forfeitable rights to dividends, and accordingly represent a participating security. The two-class method is an earnings allocation method under which EPS is calculated for each class of common stock and participating security considering both dividends declared (or accumulated) and participation rights in undistributed earnings as if all such earnings had been distributed during the period (in thousands except share and per share amounts).

Year Ended
December 31,
2014
Numerator
Pro forma net income	$28,136
Less: Pro forma undistributed earnings allocated to participating securities	(416)
Numerator for basic and diluted pro forma EPS	$27,720
Denominator
Pro forma basic and diluted EPS—weighted average shares	19,226,504
Pro forma basic and diluted EPS	$1.44

F-7

$1,000,000,000

CENTURY COMMUNITIES, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Guarantees of Debt Securities

PROSPECTUS

                     , 2015

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2015

PROSPECTUS

13,073,768 Shares

CENTURY COMMUNITIES, INC.

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 13,073,768 shares of our common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest).

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus. The selling stockholders may offer the shares of our common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which the selling stockholders may sell the shares of our common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders. We have agreed to pay all expenses relating to registering these shares of our common stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of our common stock.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under the federal securities laws and are eligible for reduced reporting requirements. See “Our Company—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves risks. You should carefully consider the information under the section entitled “Risk Factors” on page 3 of this prospectus, and under similar sections contained in the documents incorporated by reference in this prospectus, before investing in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2015.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”), using a “shelf” registration process. Under this process, the selling stockholders named in this prospectus or in any supplement to this prospectus may sell the shares of our common stock described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the shares of our common stock the selling stockholders may offer and sell. There may also be a prospectus supplement to this prospectus that may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. It is important that you consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” which you should read carefully before you make your investment decision.

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. We encourage you to read this prospectus, as well as the information which is incorporated by reference herein, in their entireties.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We and the selling stockholders have not authorized any other party to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference herein and therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

 As used in this prospectus, unless the context otherwise requires or indicates, references to the “Company,” “we,” “our,” “us,” and similar expressions, refer to Century Communities, Inc. and its subsidiaries and affiliates, including our predecessor Century Communities Colorado, LLC.

S-ii

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We have filed with the SEC and incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 6, 2015, including portions of our Definitive Proxy Statement on Schedule 14A filed on April 3, 2015 to the extent specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed on May 8, 2015;

•	our Current Reports on Form 8-K filed on November 18, 2014, March 11, 2015, April 7, 2015, April 10, 2015, and May 18, 2015;

•	our Current Report on Form 8-K/A filed on January 27, 2015;

•	the Consolidated Financial Statements of Las Vegas Land Holdings, LLC and Subsidiaries as of December 31, 2013 and December 31, 2012, and for the years ended December 31, 2013 and 2012, including the notes thereto, and the Condensed Consolidated Financial Statements of Las Vegas Land Holdings, LLC and Subsidiaries as of March 31, 2014 (unaudited) and December 31, 2013, and for the three months ended March 31, 2014 and 2013 (unaudited), including the notes thereto, contained in Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-195678) filed on June 12, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, and any amendment or report filed with the SEC for the purpose of updating such description.

Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the registration statement and prior to the effectiveness of the registration statement, and any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates, will automatically be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing those documents. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document which is also incorporated by reference modifies or supersedes that statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any of the information incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Century Communities, Inc.

Attention: Corporate Secretary

8390 East Crescent Parkway, Suite 650

Greenwood Village, Colorado 80111

(303) 770-8300

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), with respect to the offer and sale by the selling stockholders of the shares of our common stock being offered hereby. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the offer and sale by the selling stockholders of the shares of our common stock being offered hereby, we refer you to the registration statement and the accompanying exhibits. With respect to statements in this prospectus about the contents of any contract, agreement or other document, we refer you to the copy of such contract, agreement or other document filed or incorporated by reference as an exhibit to the registration statement, and each such statement is qualified in all respects by reference to the document to which it refers.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. A copy of the registration statement and the accompanying exhibits and any other document we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. Further information on the operation of the public reference facilities in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.centurycommunities.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website, however, is not incorporated by reference into, and is not and should not be deemed to be a part of, this prospectus.

S-iv

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “expect,” “intend,” “anticipate,” “potential,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and we disclaim any obligation to update these statements unless required by law.

The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

•	economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation;

•	continued or increased downturn in the homebuilding industry;

•	changes in assumptions used to make industry forecasts;

•	continued volatility and uncertainty in the credit markets and broader financial markets;

•	our future operating results and financial condition;

•	our business operations;

•	changes in our business and investment strategy;

•	availability of land to acquire and our ability to acquire such land on favorable terms, or at all;

•	availability, terms and deployment of capital;

•	continued or increased disruption in the availability of mortgage financing or the number of foreclosures in the market;

•	shortages of or increased prices for labor, land or raw materials used in housing construction;

•	delays in land development or home construction resulting from adverse weather conditions or other events outside our control;

•	changes in, or the failure or inability to comply with, governmental laws and regulations;

•	the timing of receipt of regulatory approvals and the opening of projects;

•	the degree and nature of our competition;

•	our leverage and debt service obligations;

•	availability of qualified personnel and our ability to retain our key personnel; and

•	additional factors described under the section entitled “Risk Factors.”

S-v

SUMMARY

Our Company

We are engaged in the development, design, construction, marketing and sale of single-family attached and detached homes in metropolitan areas in Colorado, Austin and San Antonio, Texas (which we refer to as “Central Texas”), Houston, Texas, Las Vegas, Nevada, and Atlanta, Georgia. Our homebuilding operations are organized into the following five operating segments based on the geographic markets in which we operate: Atlanta, Central Texas, Colorado, Houston and Nevada. In many of our projects, in addition to building homes, we are responsible for the entitlement and development of the underlying land.

We build and sell an extensive range of home types across a variety of price points. Our emphasis is on acquiring well located land positions and offering quality homes with innovative design elements. The core of our business plan is to acquire and develop land strategically based on our understanding of population growth patterns, entitlement restrictions and infrastructure development. We focus on locations within our markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and demographics and increasing populations. We believe these conditions create strong demand for new housing, and these locations represent what we believe to be attractive opportunities for long-term growth. We also seek assets that have desirable characteristics, such as good access to major job centers, schools, shopping, recreation and transportation facilities, and we strive to offer a broad spectrum of product types in these locations. Product development and exemplary customer service are key components of the lifestyle connection we seek to establish with each individual homebuyer. Our construction expertise across an extensive product offering allows us flexibility to pursue a wide array of land acquisition opportunities and appeal to a broad range of potential homebuyers, from entry-level to first- and second-time move-up buyers and even some move-down homebuyers. Additionally, we believe our diversified product strategy enables us to adapt quickly to changing market conditions and to optimize returns while strategically reducing portfolio risk.

For a further description of our business, financial condition, results of operations and other important information regarding us, please see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, please see the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

Corporate Information

Our predecessor entity was formed as a Colorado limited liability company in August 2002, and we converted into a Delaware corporation pursuant to the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) on April 30, 2013.

In June 2014, we completed the initial public offering of our common stock (which we refer to as our “initial public offering”). Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

Our principal executive offices are located at 8390 East Crescent Parkway, Suite 650, Greenwood Village, Colorado 80111. Our main telephone number is (303) 770-8300. Our internet website is www.centurycommunities.com. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, among other matters:

•	an exemption to provide fewer years of financial statements and other financial data in our registration statements;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;

•	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

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We have determined to opt out of the exemption from compliance with new or revised financial accounting standards. Our decision to opt out of this exemption is irrevocable.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We will remain an “emerging growth company” until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The Offering

Common Stock Offered by the Selling Stockholders in this Offering	13,073,768 shares

Use of Proceeds	We will not receive any proceeds from the resales of the shares of our common stock offered by the selling stockholders pursuant to this prospectus. The net proceeds from the resales of the shares of our common stock offered pursuant to this prospectus will be received by the selling stockholders.

Listing	Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

Risk Factors	Investing in our common stock involves risks. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 3.

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RISK FACTORS

Investing in the shares of our common stock offered pursuant to this prospectus involves risks. You should carefully consider all the information contained or incorporated by reference in this prospectus. Before acquiring any shares of our common stock, you should also carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by our other reports that we file with the SEC in the future, including our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in our common stock.

S-3

USE OF PROCEEDS

We are registering these shares of our common stock for resale by the selling stockholders. We will not receive any proceeds from the resales of the shares of our common stock offered by the selling stockholders pursuant to this prospectus. The net proceeds from the resales of the shares of our common stock offered pursuant to this prospectus will be received by the selling stockholders.

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SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock that they respectively beneficially own as set forth below. When we refer to “selling stockholders” in this prospectus, we mean the persons and entities listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

In accordance with SEC rules, the beneficial ownership of each of the selling stockholders includes:

•	all shares the selling stockholder actually owns beneficially or of record;

•	all shares over which the selling stockholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the selling stockholder has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days or warrants that are immediately exercisable or exercisable within 60 days). The shares issuable under any such options or warrants are treated as if they were outstanding for computing the percentage ownership of the selling stockholder holding such options or warrants but are not treated as if they were outstanding for purposes of computing percentage ownership of any other person or entity.

The shares of our common stock offered by DARO Ventures LLC and DARO Ventures II LLC, entities owned and controlled by Dale Francescon and Robert Francescon, our Co-Chief Executive Officers, were originally issued to such entities when we converted from a Colorado limited liability company to a Delaware corporation pursuant to the General Corporation Law of the State of Delaware on April 30, 2013. In connection with the conversion, all of the outstanding membership interests of our predecessor company were converted into an aggregate of 5.0 million shares of our common stock. The shares of our common stock offered by the selling stockholders, other than DARO Ventures LLC and DARO Ventures II LLC, were originally issued and sold by us in our May 2013 private offering and private placement of shares of our common stock in reliance on Rule 144A and Regulation S under the Securities Act and pursuant to the exemption from registration provided in Rule 506 of Regulation D under the Securities Act (which we refer to as our “May 2013 private offering and private placement”). In connection with our May 2013 private offering and private placement, we agreed to file a registration statement covering the shares of our common stock received by the selling stockholders. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-3 with respect to the resale of the shares of our common stock from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

We have been advised that, as noted below in the footnotes to the table, seven of the selling stockholders are broker-dealers or affiliates of broker-dealers. We have been advised that each such selling stockholder purchased such shares of common stock in the ordinary course of business, not for resale, and that no such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute such shares of our common stock. All selling stockholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness of the registration statement of which this prospectus forms a part.

Certain of the selling stockholders may be deemed to be underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Except with respect to DARO Ventures LLC, DARO Ventures II LLC, Dale Francescon Roth Individual Retirement Account #12-0451, and Robert J. Francescon Roth Individual Retirement Account #12-0452, entities and accounts controlled by Dale Francescon and Robert Francescon, our Co-Chief Executive Officers, none of the selling stockholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates. Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares of our common stock following the offering. We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares that each selling stockholder may offer pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold	Number of Shares of Our Common Stock Beneficially Owned After the Offering
AGF Canadian Growth Equity Class(1)	250,536	250,536	—
GWL Growth Equity(1)	17,348	17,348	—
IG AGF Canadian Diversified Growth Class(1)	9,481	9,481	—
IG AGF Canadian Diversified Growth Fund(1)	80,026	80,026	—
London Life Growth Equity(1)	92,609	92,609	—
Amici Capital, LLC(2)	250,000	250,000	—
Andora Inc. Investment Hold Co.(3)	32,500	32,500	—
JC Clark Adaly Fund(3)	50,000	50,000	—
JC Clark Patriot Trust Investment Fund(3)	32,500	32,500	—
Arrowgrass Master Fund Ltd.(4)	200,000	200,000	—
BHR Master Fund, Ltd. (5)	600,000	600,000	—
BHR OC Master Fund, Ltd. (5)	200,000	200,000	—
Blue Mountain Credit Alternatives Master Fund L.P.(6)	852,043	852,043	—
BlueMountain Kicking Horse Fund L.P.(6)	65,433	65,433	—
BlueMountain Long/Short Credit Master Fund L.P.(6)	249,337	249,337	—
BlueMountain Guadalupe Peak Fund L.P. (6)	48,698	48,698	—
BlueMountain Montenvers Master Fund SCA SICAV-SIF(6)	203,207	203,207	—
BlueMountain Timberline Ltd.(6)	81,282	81,282	—
BMO Asset Management Corp(7)	40,000	40,000	—
BulwarkBay Credit Opportunities Master Fund Ltd.(8)	90,000	90,000	—
Calm Waters Partnership(9)	200,000	200,000	—
Clark A. Beebe & Donna L Beebe JTWROS(10)	3,250	3,250	—
CM Eagle, LLC(11)	90,000	90,000	—
Dale Francescon Roth Individual Retirement Account #12-0451(12)	250,000	250,000	—
Robert J. Francescon Roth Individual Retirement Account #12-0452(13)	250,000	250,000	—
DARO Ventures LLC(14)	2,500,000	2,500,000	—
DARO Ventures II LLC(14)	2,500,000	2,500,000	—
EJF Financial Services Fund LP(15)	157,250	157,250	—
Emerson Partners(16)	10,000	10,000	—
J Steven Emerson IRA RO II(16)	40,000	40,000	—
J. Steven Emerson Roth IRA(16)	45,517	45,517	—
Euram International Inc.(17)	2,500	2,500	—
Evan L. Julber IRA(18)	5,000	5,000	—
FBR Capital Markets & Co.(19)	1,500	1,500	—
Financial Opportunity Fund LLC(20)	19,605	19,605	—
Francis E. Belmont(21)	2,500	2,500	—
Great American Insurance Company(22)	320,000	320,000	—
Great American Life Insurance Company(22)	320,000	320,000	—
Harbour Holdings Ltd(23)	37,500	37,500	—
Skylands Special Investment LLC(23)	37,500	37,500	—
HGI Opportunities Fund L.P.(24)	5,250	5,250	—
Hunter Global Investors L.P.(24)	15,000	15,000	—
Instanz Nominees PTY LTD ATF The J. Liberman Family Trust(25)	197,246	197,246	—
Jon D. and Linda W. Gruber Trust(26)	85,000	85,000	—
Kevin B. & Anne Marie Roth Revocable Trust(27)	2,500	2,500	—
Lowell Associates, LP (28)	10,000	10,000	—
Luxor Capital Partners, LP(29)	548,440	548,440	—
Marsa A LLC(30)	889,456	889,456	—

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Name of Selling Stockholder	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold	Number of Shares of Our Common Stock Beneficially Owned After the Offering
Marsa B LLC(30)	175,104	175,104	—
Matthew M. Reinbold(31)	5,000	5,000	—
Michael L. Weiser & Julie Greiner Weiser JTWROS(32)	10,000	10,000	—
MJJM, LLC(33)	4,000	4,000	—
Newland Master Fund, LTD. (34)	341,400	341,400	—
Philip J. and Colleen Hempleman(35)	200,000	200,000	—
R. Duke Buchan III(36)	66,250	66,250	—
Racon Master Fund Ltd.(37)	42,500	42,500	—
Reiss Capital Management LLC(38)	25,000	25,000	—
Richard J. Reisman(39)	5,000	5,000	—
Roth Living Trust(40)	7,500	7,500	—
Sanford B. Prater(41)	2,000	2,000	—
Silver Point Capital Fund, LP(42)	8,750	8,750	—
Silver Point Capital Offshore Master Fund LP(42)	16,250	16,250	—
The Buchan Family Trust(43)	12,500	12,500	—
Vertex One Asset Management Inc.(44)	162,500	162,500	—

(1)	Voting and investment control over the shares held by AGF Canadian Growth Equity Class, GWL Growth Equity, IG AGF Canadian Diversified Growth Class, IG AGF Canadian Diversified Growth Fund and London Life Growth Equity is exercised by Peter Imhof, as the Portfolio Manager.

(2)	Represents 250,000 shares held by The Collectors’ Fund L.P. Amici Capital, LLC is a registered investment advisor acting on behalf of The Collectors’ Fund L.P. and has voting and investment control over the shares owned by The Collectors’ Fund L.P.

(3)	Voting and investment control over the shares held by Andora Inc. Investment Hold Co., JC Clark Adaly Fund and JC Clark Patriot Trust Investment Fund is exercised by JC Clark Ltd. as the investment manager. Andora Inc. Investment Hold Co., JC Clark Adaly Fund and JC Clark Patriot Trust Investment Fund are affiliated with a registered broker-dealer, JC Clark Ltd.

(4)	Voting and investment control over the shares held by Arrowgrass Master Fund Ltd. is shared by Arrowgrass Capital Partners (US) LP, as the investment manager to Arrowgrass Master Fund, Ltd., and Arrowgrass Capital Services (US) Inc., as the general partner of Arrowgrass Capital Partners (US) LP.

(5)	Voting and investment control over the shares held by both BHR Master Fund, Ltd. and BHR OC Master Fund, Ltd. is held by Michael Thompson, as the managing partner of BHR Capital LLC, the investment advisor to each of BHR Master Fund, Ltd. and BHR OC Master Fund, Ltd.

(6)	BlueMountain Capital Management, LLC is the investment manager of each of Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain Kicking Horse Fund L.P., BlueMountain Long/Short Credit Master Fund L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Timberline Ltd. and BlueMountain Guadalupe Peak Fund L.P., and has sole voting and investment power of the shares, but it receives only an asset-based management fee relating to such shares. Andrew Feldstein, Ethan Auerbach, Bryce Markus, Derek Smith, Peter Greatrex and Jes Staley, as members of BlueMountain Capital Management, LLC’s Investment Committee, have shared voting and investment power over the shares.

(7)	Voting and investment control over the shares held by BMO Asset Management Corp is exercised by Greg Dirkse, as the Portfolio Manager.

(8)	Voting and investment control over the shares held by BulwarkBay Credit Opportunities Master Fund Ltd. is exercised by Craig Carlozzi.

(9)	Voting and investment control over the shares held by Calm Water Partnership is exercised by Richard S. Strong, as the managing partner of Calm Waters Partnership.

(10)	Voting and investment control over the shares held by Clark A. Beebe and Donna L. Beebe JT WROS is exercised by Clark A. Beebe and Donna L. Beebe.

(11)	Voting and investment control over the shares held by CM Eagle, LLC is exercised by Thomas Wilcox.

(12)	Voting and investment control over the shares held in Dale Francescon Roth Individual Retirement Account #12-0451 is exercised by Dale Francescon.

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(13)	Voting and investment control over the shares held in Robert J. Francescon Roth Individual Retirement Account #12-0451 is exercised by Robert J. Francescon.

(14)	Voting and investment control over the shares held by DARO Ventures LLC and DARO Ventures II LLC is exercised by Dale Francescon and Robert J. Francescon, as the members of each entity.

(15)	Voting and investment control over EJF Financial Services Fund, LP is exercised by EJF Financial Services GP, LLC as the general partner of EJF Financial Services Fund, LP. EJF Capital LLC is the sole member of EJF Financial Services GP, LLC. Emanuel J. Friedman, as the Chief Executive Officer of EJF Capital LLC, is deemed to have voting and investment power over the securities beneficially owned by EJF Financial Services Fund, LP.

(16)	Mr. Emerson has voting and investment power over his shares.

(17)	Voting and investment control over the shares held by Euram International Inc. is exercised by Grace M. Lovret, as the Treasurer/Director of Euram International Inc.

(18)	Voting and investment control over the shares held by Evan L. Julber IRA is exercised by Evan Julber.

(19)	Voting and investment control over the shares held by FBR Capital Markets & Co. is exercised by the Investment Committee of FBR & Co. The members of the Investment Committee responsible for such voting and investment control are: Richard J. Hendrix, Bradley J. Wright and James C. Neuhauser. No single member of the Investment Committee has the sole capacity to act on behalf of the Investment Committee. Monte Lehmkuhler also has the authority and power to dispose of the shares but not vote the shares. FBR Capital Markets & Co. is a registered broker-dealer.

(20)	Voting and investment control over the shares held by Financial Opportunity Fund LLC (formerly FJ Capital Long Short Equity Fund LLC) is exercised by Martin Friedman as managing member of FJ Capital Management LLC. FJ Capital Management LLC is the managing member of Financial Opportunity Fund LLC.

(21)	Voting and investment control over the shares held by Mr. Belmont is exercised by Grace M. Lovret, as the P.O.A. of Francis E. Belmont.

(22)	Great American Insurance Company and Great American Life Insurance Company are wholly-owned subsidiaries of American Financial Group, Inc. Voting and investment control over the shares held by each of Great American Insurance Company and Great American Life Insurance Company is exercised by the board of directors of American Financial Group, Inc., consisting of Carl H. Linder III, S. Craig Linder, Kenneth C. Ambrecht, John B. Berding, Joseph E. Consolino, Virginia C. Drosos, James E. Evans, Terry S. Jacobs, Gregory G. Joseph, William W. Verity and John I. Von Lehman.

(23)	Voting and investment control over the shares held by Harbor Holdings Ltd and Skylands Special Investment LLC is exercised by Charles A. Paquelet, as the Portfolio Manager of Harbour Holdings Ltd and Skylands Special Investment LLC.

(24)	Voting and investment control over the shares held by HGI Opportunities Fund L.P. and Hunter Global Investors L.P. is exercised by R. Duke Buchan III.

(25)	Voting and investment control over the shares held by Instanz Nominees PTY LTD ATF The J. Liberman Family Trust is exercised by Instanz Nominees Pty Ltd, as trustee.

(26)	Voting and investment control over the shares held by the Jon D. and Linda W. Gruber Trust is exercised by Jon Gruber, as trustee.

(27)	Voting and investment control over the shares held by Kevin B. and Anne Marie Roth Revocable Trust is exercised by Kevin Bradley Roth.

(28)	Voting and investment control over the shares held by Lowell Associates, LP is exercised by Scott Weiser.

(29)	Luxor Capital Group, LP acts as the investment manager of Luxor Capital Partners, LP. Luxor Management, LLC is the general partner of Luxor Capital Group, LP. Christian Leone is the managing member of Luxor Management, LLC. Luxor Capital Group, LP, Luxor Management, LLC and Christian Leone are deemed to have shared voting and investment power over the securities held by Luxor Capital Partners, LP. Luxor Capital Partners, LP is affiliated with a registered broker-dealer, Realty Capital Securities, LLC.

(30)	LCG Holdings, LLC is the managing member of both Marsa A LLC and Marsa B LLC. Christian Leone is the managing member of LCG Holdings, LLC. LCG Holdings, LLC and Christian Leone are deemed to have shared voting and investment power over the securities held by Marsa A LLC and Marsa B LLC. Marsa A LLC and Marsa B LLC are affiliated with a registered broker-dealer, Realty Capital Securities, LLC.

(31)	Mr. Reinbold has voting and investment control over his shares.

(32)	Voting and investment control over the shares held by Michael L. Weiser & Julie Greiner Weiser JTWROS is exercised by Michael L. Weiser.

(33)	Voting and investment control over the shares held by MJJM, LLC is exercised by Jonathan L. Billings.

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(34)	Voting and investment control over the shares held by Newland Master Fund, LTD is exercised by Ken Brodkowitz and Michael Vermut, as the managing members of Newland Capital Management, LLC, which serves as the investment manager to Newland Master Fund, LTD.

(35)	Voting and investment control over the shares held by Philip J. and Colleen Hempleman is exercised by Philip J. Hempleman.

(36)	Mr. Buchan has voting and investment power over his shares.

(37)	Voting and investment control over the shares held by Racon Master Fund Ltd. is exercised by Racon Capital Partners LLC. Mike Keough is the managing member of Racon Capital Partners LLC.

(38)	Voting and investment control over the shares held by Reiss Capital Management LLC is exercised by Richard Reiss Jr., as the managing member.

(39)	Mr. Reisman has voting and investment control over his shares.

(40)	Voting and investment control over the shares held by Roth Living Trust is exercised by Gerald A. Roth, as trustee.

(41)	Mr. Prater has voting and investment control over his shares.

(42)	Voting and investment control over the shares held by Silver Point Capital Fund, LP and Silver Point Capital Offshore Master Fund, LP is exercised by Silver Point Capital, L.P., the investment manager of each of Silver Point Capital Fund, LP and Silver Point Capital Offshore Master Fund, LP. Edward A. Mule and Robert J. O’Shea each indirectly control Silver Point Capital, L.P.

(43)	Voting and investment control over the shares held by The Buchan Family Trust is exercised by Mr. John F. Flournoy, as trustee.

(44)	Represents 162,500 shares owned by Jayvee and Co. (consisting of 75,000 shares owned by Jayvee and Co. c/o YVRF2001002 and 87,500 shares owned by Jayvee and Co. c/o YVRF6001002). John Thiessen, Matthew Wood and Jeff McCord have voting and investment control over the shares owned by Jayvee and Co. as directors of Vertex One Asset Management Inc., the portfolio advisor to Jayvee and Co.

S-9

DESCRIPTION OF CAPITAL STOCK

The following is a general description of certain terms and provisions of our capital stock, our charter, our bylaws, and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description of our capital stock set forth below is only a summary, does not purport to be complete, and is qualified in its entirety by reference to our charter and our bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series. As of June 26, 2015, there were 21,335,580 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

Voting. Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common stockholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which stockholders generally are entitled to vote.

Dividends. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.

Liquidation, Dissolution or Winding Up. If there is a liquidation, dissolution or winding up of the Company, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Other Rights. Under the terms of our charter, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our charter provides that our board of directors is expressly authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (which we refer to as a “preferred stock designation”), to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, if any, and the qualifications, limitations and restrictions, if any, thereof. The authority of our board of directors with respect to each series of preferred stock includes, but is not limited to, establishing the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number our board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

•	whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•	the redemption provisions and price or prices, if any, for shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, or dissolution of the Company; and

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•	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of the Company, and, if so, the specification of such other class or series, the conversion price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

Certain Provisions of Delaware Law and of our Charter and Bylaws

The following summary of certain provisions of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and our charter and bylaws. See “Where You Can Find More Information” for how to obtain copies of our charter and bylaws.

Our Board of Directors

Our bylaws provide that the number of directors of the Company will be fixed from time to time exclusively by action of our board of directors. Our charter and bylaws provide that, subject to applicable law and the rights, if any, of holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may only be filled by the majority vote of the remaining directors in office, even if less than a quorum is present.

Pursuant to our bylaws, each member of our board of directors who is elected at our annual meeting of our stockholders, and each director who is elected in the interim to fill vacancies and newly created directorships, will hold office until the next annual meeting of our stockholders and until his or her successor is elected and qualified. Pursuant to our bylaws, directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting.

Removal of Directors

Our charter provides that, subject to the rights, if any, of holders of one or more classes or series of preferred stock, any director may be removed from office at any time, but only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except with the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors and from filling the vacancies created by such removal.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any other business will be held on a date and at the time and place, if any, determined by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. In addition, our board of directors, the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our stockholders for any purpose, but business transacted at any special meeting of our stockholders shall be limited to the purposes stated in the notice of such meeting.

Elimination of Stockholder Action by Written Consent

Our charter expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Charter Amendments

Unless a higher vote is required by its certificate of incorporation, the affirmative vote of a majority of the outstanding stock entitled to vote is required to amend a Delaware corporation’s certificate of incorporation. However, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or by altering or changing the powers, preferences or special rights of a class so as to affect them adversely, also require the affirmative vote of a majority of the outstanding shares of such class, even though such class would not otherwise have voting rights.

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Pursuant to our charter, in addition to any votes required by applicable law and subject to the express rights, if any, of the holders of any series of preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors shall be required to amend, modify or repeal any provision, or adopt any new or additional provision, in a manner inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholders acting by written consent and the vote of our stockholders required to amend our bylaws. In addition, pursuant to our charter, we reserve the right at any time and from time to time to amend, modify or repeal any provision contained in our charter, and any other provision authorized by Delaware law in force at such time may be added in the manner prescribed by our charter or by applicable law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons pursuant to the charter are granted subject to the foregoing reservation of rights. Notwithstanding the foregoing, no amendment, modification or repeal to our charter provisions relating to indemnification or the exculpation of directors shall adversely affect any right or protection existing under our charter immediately prior to such amendment, modification or repeal.

Bylaw Amendments

Our board of directors has the power to amend, modify or repeal our bylaws or adopt any new provision authorized by the laws of the State of Delaware in force at such time. Under our charter, the stockholders have the power to amend, modify or repeal our bylaws, or adopt any new provision authorized by the laws of the State of Delaware in force at such time, at a duly called meeting of the stockholders, solely with, notwithstanding any other provisions of our bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of 66 2/3% of the voting power of our capital stock enabled to vote generally.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time such stockholder gives the Company the requisite notice of such nomination or business and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that a purpose of the special meeting is to elect directors, by a stockholder who was a stockholder of record both at the time such stockholder gives the Company the requisite notice of such nomination or business and at the time of the special meeting, who is entitled to vote at the meeting and upon such election and who has complied with the notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Provisions

Our charter and bylaws and Delaware law contain provisions that may delay or prevent a transaction or a change in control of the Company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders, which could adversely affect the market price of our common stock. Certain of these provisions are described below.

Selected provisions of our charter and bylaws. Our charter and/or bylaws contain anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue up to 50 million shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, the powers, rights and preferences of the shares of that series, and the qualifications, limitations and restrictions of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer, or our president;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	provide that directors may be removed from office only by the affirmative vote of the holders of 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

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•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a vote of a majority of directors then in office, even though less than a quorum;

•	provide that, subject to the express rights, if any, of the holders of any series of preferred stock, any amendment, modification or repeal of, or the adoption of any new or additional provision, inconsistent with our charter provisions relating to the removal of directors, exculpation of directors, indemnification, the prohibition against stockholder action by written consent, and the vote of our stockholders required to amend our bylaws requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock entitled to vote generally in the election of directors;

•	provide that the stockholders may amend, modify or repeal our bylaws, or adopt new or additional provisions of our bylaws, only with the affirmative vote of 66 2/3% of the voting power of our capital stock entitled to vote generally; and

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting.

Delaware Anti-Takeover Statute. In our charter we elected to be subject to Section 203 of the DGCL, an antitakeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, subject to certain exceptions, by provision of the corporation’s certificate of incorporation. Our charter contains a provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL. In addition, our charter includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our charter also provides that we must advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification and advancements provisions in our charter and bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, our charter provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties, including the duty of care. The indemnification provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, we pay the litigation costs of our directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification or advancement is sought.

We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that we may make to such directors and officers.

We have entered into an indemnification agreement with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our charter and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

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Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

National Securities Exchange

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.”

Registration Rights Agreement

In connection with our May 2013 private offering and private placement, we entered into a registration rights agreement with FBR Capital Markets & Co., as the initial purchaser and placement agent, acting for itself and for the benefit of the purchasers of our common stock in our May 2013 private offering and private placement. Pursuant to the registration rights agreement, we filed with the SEC a registration statement on Form S-1 (which we refer to as the “initial resale shelf registration statement”) registering for resale 11,595,000 shares of our common stock, which represented all of the shares of our common stock sold by us to the selling stockholders in our May 2013 private offering and private placement that were not subsequently sold by the selling stockholders in our initial public offering (which we refer to as the “registrable shares”). The initial resale shelf registration was declared effective by the SEC in June 2014. Subsequent to the effectiveness of the initial resale shelf registration statement, we filed with the SEC a registration statement on Form S-3 (which we refer to as the “new resale shelf registration statement”) for offerings by us of our securities and resales by the selling stockholders of the registrable shares. This prospectus forms a part of the new resale shelf registration statement, which we intend will replace the initial resale shelf registration statement.

Under the registration rights agreement, we are required to maintain a resale shelf registration statement continuously effective under the Securities Act, subject to certain permitted blackout periods, until the first to occur of:

•	the date on which the registrable shares covered by the resale shelf registration statement have been resold in accordance with the resale shelf registration statement;

•	the date on which the registrable shares covered by the resale shelf registration statement have been transferred pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act; and

•	the date on which the registrable shares covered by the resale shelf registration statement have been sold to us or cease to be outstanding.

We have agreed to indemnify the selling stockholders for certain violations of federal or state securities laws in connection with any registration statement in which the selling stockholders sell their shares of our common stock pursuant to these registration rights.

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PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchase of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on the New York Stock Exchange or in private transactions. These sales may occur at fixed prices, at negotiated prices, at market prices prevailing on the New York Stock Exchange at the time of sale, or at prices related to prevailing market prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	engage in short sales of shares of the common stock and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CCS.” However, we can give no assurances as to the liquidity or trading market for the shares.

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In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (which we refer to as “FINRA”), the aggregate maximum consideration, discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate proceeds from any offering pursuant to this prospectus.

Any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares covered by this prospectus may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares covered by this prospectus may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Century Communities, Inc. as of December 31, 2014 and December 31, 2013, and for the years then ended, incorporated in this prospectus and the registration statement by reference to Century Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein, and have been so incorporated herein and in the registration statement by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Las Vegas Land Holdings, LLC as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent certified public accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated and combined financial statements of Peachtree Communities Group, Inc. and Subsidiaries as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent certified public accountants, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Statement of Operations of Century Communities, Inc. for the Year Ended December 31, 2014	S-F-2

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations of Century Communities, Inc.	S-F-5

S-F-1

Century Communities, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

On April 1, 2014, Century Communities, Inc. (“we” or the “Company”) purchased substantially all of the assets and operations of Las Vegas Land Holdings, LLC and its subsidiaries (collectively, “LVLH”), a homebuilder with operations in Las Vegas, Nevada, for a purchase price of approximately $165 million (which we refer to as the “LVLH Acquisition”). The acquired assets consisted of 1,761 lots within five single-family communities in the greater Las Vegas, Nevada metropolitan area. The 1,761 lots included 57 homes in backlog, 17 model homes and three custom lots. In addition, we acquired two fully operational golf courses and two one-acre commercial plots. The assets and liabilities which were not acquired primarily consist of cash and cash equivalents, certain prepaid expenses and other assets, certain accounts payables and accrued expenses, restricted cash, and certain debt obligations.

On November 13, 2014, we purchased substantially all of the assets and operations of Peachtree Communities Group, Inc., and its affiliates and subsidiaries (collectively, “Peachtree”), a homebuilder with operations primarily in Atlanta, Georgia, for a purchase price of approximately $57 million, inclusive of a true-up payment (which we refer to as the “Peachtree Acquisition”). As a result of the acquisition, we obtained ownership or control of 2,120 lots in the greater Atlanta market. The assets and liabilities which were not acquired primarily consist of cash and cash equivalents, certain assets related to markets outside of the Atlanta, Georgia metropolitan area, and debt obligations.

Both of the transactions were accounted for by applying the guidance of ASC 805, Business Combinations (ASC 805). In accordance with ASC 805, the acquired assets and liabilities have been recorded by the Company at their estimated fair values as of April 1, 2014 and November 13, 2014, respectively, the date the acquisitions were completed. The following unaudited pro forma condensed combined financial information and explanatory notes, presents the pro forma impact of the LVLH and Peachtree Acquisitions on the Company’s results of operations for the year ended December 31, 2014.

As the acquired assets and assumed liabilities of LVLH and Peachtree are included in the Company’s consolidated balance sheet as of March 31, 2015, which is incorporated by reference in this Registration Statement, no pro forma adjustments are required to our historical financial position as of March 31, 2015 for these acquisitions.

We derived the unaudited pro forma condensed combined statement of operations set forth below by the application of pro forma adjustments to the historical audited consolidated statement of operations of the Company for the year ended December 31, 2014, the historical unaudited condensed consolidated statement of operations for the three months ended March 31, 2014 for LVLH and the historical unaudited condensed consolidated and combined statement of income for the nine months ended September 30, 2014 for Peachtree. The historical operations of Peachtree and any related pro forma adjustments for the period from October 1, 2014 through November 13, 2014, the acquisition date, are not included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 as it was determined to be insignificant. The Company’s, LVLH’s and Peachtree’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statement of operations does not reflect any revenue enhancements or any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisitions. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 gives pro forma effect to the LVLH and Peachtree Acquisitions, as if the acquisitions had been completed on January 1, 2014.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and should not be considered indicative of actual results of operations that would have been achieved had the acquisition of LVLH and Peachtree been consummated on the dates indicated, and do not purport to be indicative of the financial condition or results of operations as of any future date or for any future period. There were no material transactions between the Company and LVLH or Peachtree during the year ended December 31, 2014 that would need to be eliminated. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statement of operations. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company, LVLH and Peachtree for the applicable periods:

•	historical financial statements of the Company as of and for the years ended December 31, 2014 and 2013 and the related notes included in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 6, 2015 and is incorporated by reference herein;

S-F-2

•	historical financial statements of LVLH for the three months ended March 31, 2014 and the related notes included in LVLH’s unaudited condensed consolidated financial statements for the three months ended March 31, 2014 and 2013, incorporated by reference herein;

•	historical financial statements of Peachtree for the nine months ended September 30, 2014 and the related notes included in Peachtree’s unaudited condensed consolidated and combined financial statements for the nine months ended September 30, 2014 and 2013, included as a portion of Exhibit 99.2 to the Current Report on Form 8-K/A that was filed with the SEC On January 27, 2015 and is incorporated by reference herein.

S-F-3

Century Communities, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share amounts)

	Historical Century Communities, Inc.	Historical LVLH For the Three Months Ended March 31, 2014	Pro Forma Adjustments LVLH		Historical Peachtree For the Nine Months Ended September 30, 2014	Pro Forma Adjustments Peachtree		Pro Forma Century Communities, Inc.
Revenue
Home sales revenues	$351,823	$14,972	$—		$166,606	$(16,410	)4(a)	$516,991
Land sales revenues	4,800	233	—		—	—		5,033
Golf course and other revenue	5,769	2,404	—		—	—		8,173
Total revenue	362,392	17,609	—		166,606	(16,410)		530,197
Costs and expenses
Cost of home sales revenues	276,386	8,526	2,286	3(b)	140,820	(16,052	)4(a)	412,613
						647	4(c)	—
Cost of land sales revenues	1,808	117	—		—	—		1,925
Cost of golf course and other revenue	6,301	1,690	—		—	—		7,991
Selling, general, and administrative	46,795	2,637	175	3(a)	14,403	(492	)4(a)	64,014
	—	—	—		—	496	4(b)	—
Total operating costs and expenses	331,290	12,970	2,461		155,223	(15,401)		486,543
Operating income	31,102	4,639	(2,461)		11,383	(1,009)		43,654
Other income (expense):
Interest income	362	—	—		—	—		362
Interest expense	(26)	—	—		—	—		(26)
Acquisition expense	(1,414)	—	—		—	—		(1,414)
Other income	736	(120)	—		(4,641)	4,691	4(a)	666
Gain/(Loss) on disposition of assets	199	—	—		—	—		199
Income before tax expense	30,959	4,519	(2,461)		6,742	3,682		43,441
Income tax expense	10,937	—	720	3(c)	—	3,648	4(d)	15,305
Net income	$20,022	$4,519	$(3,181)		$6,742	$34		$28,136
Earnings per share:
Basic and Diluted	$1.03							$1.44 [5]
Weighted average number of common shares outstanding:
Basic and Diluted	19,226,504							19,226,504

See accompanying notes to the unaudited pro forma condensed combined statement of operations, which are an integral part of this statement.

S-F-4

Century Communities, Inc.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.	Accounting Policies

The Company has reviewed the accounting policies of LVLH and Peachtree and is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined statement of operations.

2.	Reclassifications

Certain amounts in the historical consolidated financial statements of LVLH and Peachtree have been reclassified to conform to the Company’s presentation. These include presentation of historical LVLH expenses for the three months ended March 31, 2014 within selling expenses, general and administrative, and depreciation included in selling, general and administrative, as well as reorganization expenses included in other income (expense) on the unaudited pro forma condensed combined statement of operations. Reclassifications also include the presentation of historical Peachtree selling expenses for the nine months ended September 30, 2014 within selling expenses, general and administrative on the unaudited pro forma condensed combined statement of operations.

3.	LVLH Pro Forma Adjustments

The following pro forma adjustments are required to reflect the net impact of the LVLH Acquisition on the historical consolidated statement of operations of the Company for the year ended December 31, 2014:

(a)	Assets Acquired and Liabilities Assumed

We acquired substantially all the assets and assumed certain liabilities of LVLH for a purchase price of approximately $165 million, which was paid in cash on April 1, 2014. The purchase price was funded with available cash and cash equivalents and additional borrowings of $99 million from our revolving loan agreement.

The following table summarizes the final estimate of the fair value of assets acquired and liabilities assumed as of the acquisition date (in thousands):

Assets acquired and liabilities assumed
Accounts receivable	$347
Inventories	145,599
Prepaid expenses and other assets	1,876
Property and equipment	8,619
Amortizable intangible assets	3,042
Goodwill	11,283
Total assets	$170,766

Accounts payable	2,074
Accrued expenses and other liabilities	1,816
Notes payable and capital lease obligations	1,497
Total liabilities	$5,387

Acquired inventories consist of both acquired land and work in process inventories. We determined the estimate of fair value for acquired land inventory with the assistance of a third party appraiser primarily using a forecasted cash flow approach for the development, marketing, and sale of each community acquired. Significant assumptions included in our estimate include future per lot development costs, construction and overhead costs, mix of products sold in each community, as well as average sales price and absorption rates. We estimated the fair value of acquired work in process inventories based upon the stage of production of each unit and a gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts.  The stage of production, as of the acquisition date, ranged from finished lots to fully completed single family residences.  We estimated a market participant would require a gross margin ranging from 7% to 24% based upon the stage of production of the individual lot.

S-F-5

We determined the estimate of fair value for amortizable intangible assets, which includes a non-solicitation agreement, cell phone tower leases, and home plans, with the assistance of a third party valuation firm.  Our estimate of the fair value of the non-solicitation agreement, cell phone tower leases, and homes plans was $1.4 million, $1.4 million and $0.3 million, respectively, which will be amortized over 2 years, 16.6 years, and 7 years, respectively. In total, amortizable intangible assets will be amortized over a weighted average life of 9.1 years. As a result we have made a pro forma adjustment to the historical selling, general and administrative expense for the three months ended March 31, 2014 in the unaudited pro forma condensed combined statement of operations totaling $175 thousand for the amortization of the intangibles.

We determined that LVLH’s carrying costs approximated fair value for all other acquired assets and assumed liabilities.

(b)	Cost of Homes Sales Revenue

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects an increase in cost of sales associated with the step up of inventory. The step up of $2.3 million reflected in cost of home sales is based upon the estimated fair value of inventory of LVLH as of January 1, 2014. The value was determined based upon the average of the estimated lot value per community and the stage of production of the lots as of January 1, 2014, such that the pro forma increase to inventory and cost of home sales results in an expected gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts.

(c)	Income Tax Expense

We have recorded a pro forma adjustment to increase income tax expense by $720 thousand for the three months ended March 31, 2014. The adjustment is based upon the net pro forma impact the LVLH Acquisition has upon our historical taxable income for the period presented using the statutory federal and state income tax rate of 35%. The rate is applied to the historical income before income tax of LVLH of $4.5 million for the three months ended March 31, 2014, after giving effect to the pro forma adjustments which decreased income before income tax by $2.5 million for the three months ended March 31, 2014.

4.	Peachtree Pro Forma Adjustments

The following pro forma adjustments are required to reflect the net impact of the Peachtree Acquisition on the historical consolidated statement of operations of the Company for the year ended December 31, 2014:

(a)	Non Acquired Assets and Liabilities

We acquired substantially all the assets and assumed certain liabilities of Peachtree for a purchase price of $57 million, inclusive of a true-up payment. The assets and liabilities which were not acquired primarily consist of the assets of Peachtree’s markets outside of the greater Atlanta, Georgia, metropolitan area including $1.1 million of inventory, $18 thousand in accounts receivable, and $0.8 million of accounts payable. We also did not acquire $9.3 million in cash and cash equivalents, or assume $47.1 million of debt obligations as of September 30, 2014.

The unaudited pro forma condensed combined statement of operations reflects pro forma adjustments to home sale revenues, home cost of sales, selling, general and administrative expense, and other income (expense) of $16.4 million, $16.1 million, $0.5 million, and $4.7 million related to the historical operations of Peachtree’s non-acquired markets, and interest expense related to the non-assumed debt obligations for the nine months ended September 30, 2014.

(b)	Assets Acquired and Liabilities Assumed

The following table summarizes our preliminary estimates of the fair value of the assets acquired and liabilities assumed as of the acquisition date (in thousands):

Assets acquired and liabilities assumed
Accounts receivable	$11
Inventories	48,034
Prepaid expenses and other assets	762
Property and equipment	54
Amortizable intangible assets	3,415
Goodwill	8,486
Total assets	$60,762

Accounts payable	3,304
Accrued expenses and other liabilities	3,108
Total liabilities	$6,412

S-F-6

Acquired inventories primarily consist of work in process homebuilding inventory in various stages of construction and do not include significant amounts of land held for future development.  Accordingly, we estimated the fair value based upon the stage of production of each unit and a gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts.  The stage of production, as of the acquisition date, ranged from finished lots to fully completed single family residences.  We estimated a market participant would require a gross margin ranging from 6% to 18% based upon the stage of production of the individual lot.  Due to the preliminary nature of these estimates combined with uncertainties in the estimation process and the significant volatility in demand for new housing, actual results could differ significantly from such estimates.

Intangible assets consist of a non-compete agreement with the former owner of Peachtree, and acquired home plans.  The non-compete agreement was valued using a with and with-out approach which estimates the impact on future cash flows with and with-out the non-compete agreement. The difference between the projected cash flows is then discounted in order to estimate the fair value of the non-compete agreement. We estimated a fair value of $3.2 million for the non-compete agreement.  Acquired home plans were valued using a replacement cost approach, which resulted in an estimated fair value of $0.2 million.  The non-compete agreement and home plans will be amortized over 5 and 7 years, respectively.  In total, amortizable intangible assets will be amortized over a weighted average life of 5.1 years. As a result we have made a pro forma adjustment to the historical selling, general and administrative expense for the nine months ended September 30, 2014 totaling $496 thousand for the amortization of the intangibles in the unaudited pro forma condensed combined statement of operations.

We determined that Peachtree’s carrying costs approximated fair value for all other acquired assets and assumed liabilities.

We have completed our estimate of the fair value of the assets acquired and liabilities assumed, except for the value, if any, of certain in place contracts. Accordingly, the final determinations of the values may result in adjustments to the amounts presented above and a corresponding adjustment to goodwill.

(c)	Cost of home sale revenues

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects an increase in cost of sales associated with the step up of inventory. The step up of $3.7 million is based upon the estimated fair value of inventory of Peachtree as of January 1, 2014. The preliminary value was determined based upon the average of the estimated lot value per community and the stage of production of the lots as of January 1, 2014, such that the pro forma increase to inventory and cost of home sales results in an expected gross margin that we believe a market participant would require to complete the remaining development and requisite selling efforts. The pro forma adjustment presented in cost of home sales of $647 thousand is reflective of the estimated step up of inventory of $3.7 million at January 1, 2014 less the $3.0 million of step up reflected in cost of home sales in the historical statement of operations of the Company subsequent to the acquisition.

(d)	Income Taxes

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 reflects income tax expense of $3.6 million as if Peachtree was a taxable entity for the periods presented using the statutory federal and state income tax rate of 35%. The rate is applied to the historical income before income tax of Peachtree of $6.7 million for the nine months ended September 30, 2014, after giving effect to the pro forma adjustments which increased income before income tax by $3.7 million for the nine months ended September 30, 2014.

5.	Pro Forma Earnings Per Share

Pro forma basic and diluted net income per share for the year ended December 31, 2014, gives effect to pro forma adjustments discussed above, as well as the application of the two-class method of calculating earnings per share, as our non-vested restricted stock awards have non-forfeitable rights to dividends, and accordingly represent a participating security. The two-class method is an earnings allocation method under which EPS is calculated for each class of common stock and participating security considering both dividends declared (or accumulated) and participation rights in undistributed earnings as if all such earnings had been distributed during the period (in thousands except share and per share amounts).

S-F-7

Year Ended
December 31,
2014
Numerator
Pro forma net income	$28,136
Less: Pro forma undistributed earnings allocated to participating securities	(416)
Numerator for basic and diluted pro forma EPS	$27,720
Denominator
Pro forma basic and diluted EPS—weighted average shares	19,226,504
Pro forma basic and diluted EPS	$1.44

S-F-8

13,073,768 Shares

CENTURY COMMUNITIES, INC.

Common Stock

Prospectus

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of our expenses that we may incur in connection with the registration of the securities being registered hereunder. All amounts are estimates except the U.S. Securities and Exchange Commission registration fee.

Description	Amount
U.S. Securities and Exchange Commission Registration Fee	$148,711
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Transfer Agent and Registrar Fees and Expenses	(1)
Trustee Fees and Expenses	(1)
Printing Expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances, and accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Century Communities, Inc.

General Corporation Law of the State of Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation (which we refer to as the Company’s “charter”) provides for such limitation of liability.

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The Company’s Charter and Bylaws. Each of Article EIGHTH of the Company’s charter, and Article VI of the Company’s bylaws (which we refer to as the Company’s “bylaws”), provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person (which we refer to as a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (which we refer to as a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing, subject to certain exceptions, the Company will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Company’s board of directors. The Company may, by action of the Company’s board of directors, provide indemnification to such employees and agents of the Company to such extent and to such effect as the Company’s board of directors shall determine to be appropriate and authorized by Delaware law.

Indemnification Agreements. In addition to the provisions of the Company’s charter and bylaws described above, the Company has entered into an indemnification agreement with each of its officers and directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insurance. The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to it with respect to indemnification payments that the Company may make to such directors and officers.

Delaware Limited Liability Company Registrants

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each of the Operating Agreements for Century Communities of Nevada, LLC, Century Rhodes Ranch GC, LLC, Century Tuscany GC, LLC, and Neighborhood Associations Group, LLC provides that such company shall indemnify and hold harmless its member and its officers, members, managers, agents and successors from and against, and shall advance expenses to such persons with respect to, any and all costs, losses, liabilities, claims, damages and expenses paid or accrued by such person in connection with any action or inaction related to the business of such company, to the fullest extent permitted by the Delaware Limited Liability Company Act, provided that (i) the action or inaction did not constitute gross negligence or willful misconduct on the part of such member, its affiliates or any of their respective officers, members, managers, agents and successors or a breach of such Operating Agreement or any other agreement with such company by such member or its affiliate, and (ii) to the extent any such affiliate is indemnified pursuant to the terms of any other agreement between such affiliate, on the one hand, and such company, on the other hand (including, if applicable, any management agreement, development agreement or leasing agreement), the foregoing indemnity provisions will not apply to such affiliate, and such company shall only indemnify such affiliate to the extent set forth in such other agreement. Any indemnification obligation will be paid from, and only to the extent of, available assets of such Company, and such member will have no personal liability on account thereof. None of the Certificates of Formation of each of Century Communities of Nevada, LLC, Century Rhodes Ranch GC, LLC, Century Tuscany GC, LLC, and Neighborhood Associations Group, LLC specifies the extent to which such company may indemnify any member or manager or other person.

Colorado Limited Liability Company Registrants

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person's duties to the limited liability company.

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Section 7-80-407 of the Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a person or manager for liabilities incurred by the person, in the ordinary course of business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

None of Articles of Organization of, or Operating Agreements for, each of Augusta Pointe, LLC, Avalon at Inverness, LLC, Beacon Pointe, LLC, Blackstone Homes, LLC, Bradburn Village Homes, LLC, CC Communities, LLC, CCC Holdings, LLC, CCH Homes, LLC, Central Park Rowhomes, LLC, Century at Ash Meadows, LLC, Century at Beacon Pointe, LLC, Century at Caley, LLC, Century at Candelas, LLC, Century at Carousel Farms, LLC, Century at Harvest Meadows, LLC, Century at Littleton Village, LLC, Century at LOR, LLC, Century at Lowry, LLC, Century at Midtown, LLC, Century at Millennium, LLC, Century at Murphy Creek, LLC, Century at Outlook, LLC, Century at Salisbury Heights, LLC, Century at Southshore, LLC, Century at Terrain, LLC, Century at The Grove, LLC, Century at The Meadows, LLC, Century at Vista Ridge, LLC, Century at Wolf Ranch, LLC, Century City, LLC, Century Communities of Georgia, LLC, Century Land Holdings, LLC, Century Land Holdings II, LLC, Century Land Holdings of Texas, LLC, Cherry Hill Park, LLC, Cottages at Willow Park, LLC, Crown Hill, LLC, Enclave at Boyd Ponds, LLC, Enclave at Cherry Creek, LLC, Estates at Chatfield Farms, LLC, Hearth at Oak Meadows, LLC, Hometown, LLC, Lakeview Fort Collins, LLC, Madison Estates, LLC, Meridian Ranch, LLC, Montecito at Ridgegate, LLC, Park 5th Avenue Development Co., LLC, Reserve at Highpointe Estates, LLC, Reserve at The Meadows, LLC, Saddle Rock Golf, LLC, Saddleback Heights, LLC, Stetson Ridge Homes, LLC, The Vistas at Nor’wood, LLC, The Wheatlands, LLC, Venue at Arista, LLC, Verona Estates, LLC, Villas at Murphy Creek, LLC, Waterside at Highland Park, LLC, and Wildgrass, LLC specifies the extent to which such company may indemnify its members or managers.

Georgia Limited Liability Company Registrants

Section 14-11-306 of the Georgia Limited Liability Company Act (which we refer to as the “GLLCA”) provides that a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company, subject to such standards and restrictions, if any, as set forth in the articles of organization or a written operating agreement. However, no limited liability company may indemnify any member or manager for (i) the liability of a member or manager for intentional misconduct or a knowing violation of law, or (ii) any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

Section 14-11-305 of the GLLCA provides that a member’s or manager’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the articles of organization or a written operating agreement; provided, however, that no such provision shall eliminate or limit the liability of a member or manager: (i) for intentional misconduct or a knowing violation of law; or (ii) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

Each of the Operating Agreements of CCG Constructors LLC and CCG Realty Group LLC provides that such company shall indemnify its member and manager for all costs, losses, liabilities, and damages paid or accrued by the member or manager in connection with the business of such company to the fullest extent provided for or allowed by the GLLCA. Neither the Articles of Organization of CCG Constructors LLC nor the Articles of Organization of CCG Realty Group LLC specifies the extent to which such company may indemnify its members or managers.

Nevada Limited Liability Company Registrant

Section 86.371 of the Nevada Revised Statutes (which we refer to as the “NRS”) provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

Section 86.411 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

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Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431 of the NRS provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a valid determination that indemnification is proper in the circumstances.

Section 86.441 of the NRS states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

Section 86.451 of the NRS provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 86.421 of the NRS or for the advancement of expenses made pursuant to Section 86.441 of the NRS, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

Neither the Articles of Organization of, nor the Operating Agreement for, Century Communities of Nevada Realty, LLC specifies the extent to which it may indemnify its members, managers, employees or agents.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrants (which we refer to as the “Registrants”) hereby undertake:

II-4

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the U.S. Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)	Each prospectus filed by any Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or a prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

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The Registrants undertake that in a primary offering of securities of the Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or its securities provided by or on behalf of the Registrants; and

(iv)	Any other communication that is an offer in the offering made by the Registrants to the purchaser.

(b)      The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the U.S. Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Century Communities, Inc.

By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board of Directors and Co-
/s/ Dale Francescon	Chief Executive Officer	June 29, 2015
Dale Francescon	(Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer	June 29, 2015
David L. Messenger	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director

/s/ James M. Lippman	Director	June 29, 2015
James M. Lippman

/s/ Keith R. Guericke	Director	June 29, 2015
Keith R. Guericke

/s/ John P. Box	Director	June 29, 2015
John P. Box

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Each of the co-Registrants listed on Schedule I to the Signature Pages

By:	Century Communities, Inc.
its Manager and Sole Member

	By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon	Executive Officer of Century Communities, Inc., as the Manager and Sole Member of the co- Registrant (Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger	Inc., as the Manager and Sole Member of the co-
Registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and Director	June 29, 2015
Robert J. Francescon	of Century Communities, Inc., as the Manager and Sole Member of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Manager and Sole Member of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Manager and Sole Member of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Manager and Sole Member of the co-Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Each of the co-Registrants listed on Schedule II to the Signature Pages

By:	Century Communities, Inc.
its Sole Managing Member

	By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon	Executive Officer of Century Communities, Inc., as the Sole Managing Member of the co-Registrant (Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger	Inc., as the Sole Managing Member of the co-Registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director of Century Communities, Inc., as the Sole Managing Member of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Sole Managing Member of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Sole Managing Member of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Sole Managing Member of the co-Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Each of the co-Registrants listed on Schedule III to the Signature Pages

By:	Century Communities of Georgia, LLC,
its Manager and Sole Member

	By:	Century Communities, Inc.
its Manager and Sole Member

		By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon	Executive Officer of Century Communities, Inc., as the Manager and Sole Member of Century Communities of Georgia, LLC, as the Manager and Sole Member of the co-Registrant (Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger	Inc., as the Manager and Sole Member of Century Communities of Georgia, LLC, as the Manager and Sole Member of the co-Registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director of Century Communities, Inc., as the Manager and Sole Member of Century Communities of Georgia, LLC, as the Manager and Sole Member of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Manager and Sole Member of Century Communities of Georgia, LLC, as the Manager and Sole Member of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Manager and Sole Member of Century Communities of Georgia, LLC, as the Manager and Sole Member of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Manager and Sole Member of Century Communities of Georgia, LLC, as the Manager and Sole Member of the co-Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Each of the co-Registrants listed on Schedule IV to the Signature Pages

By:	Century Communities of Nevada, LLC,
its Sole Managing Member

	By:	Century Communities, Inc.
its Sole Managing Member

		By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon	Executive Officer of Century Communities, Inc., as the Sole Managing Member of Century Communities of Nevada, LLC, as the Sole Managing Member of the co-Registrant (Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger	Inc., as the Sole Managing Member of Century Communities of Nevada, LLC, as the Sole Managing Member of the co-Registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director of Century Communities, Inc., as the Sole Managing Member of Century Communities of Nevada, LLC, as the Sole Managing Member of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Sole Managing Member of Century Communities of Nevada, LLC, as the Sole Managing Member of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Sole Managing Member of Century Communities of Nevada, LLC, as the Sole Managing Member of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Sole Managing Member of Century Communities of Nevada, LLC, as the Sole Managing Member of the co-Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Century Land Holdings, LLC

By:	CCC Holdings, LLC
its Manager

	By:	Century Communities, Inc.
its Manager and Sole Member

		By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon	Executive Officer of Century Communities, Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of the co-Registrant (Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger	Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of the co-Registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director of Century Communities, Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Manager and Sole Member of CCC Holdings, LLC, as the Manager of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Manager and Sole Member of CCC Holdings, LLC, as the Manager of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Manager and Sole Member of CCC Holdings, LLC, as the Manager of the co-Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

CC Communities, LLC

By:	Century Land Holdings, LLC
its Managing Member

	By:	CCC Holdings, LLC
its Manager

		By:	Century Communities, Inc.
its Manager and Sole Member

			By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon

Executive Officer of Century Communities, Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of the co-Registrant

(Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger

Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of the co-Registrant

(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director of Century Communities, Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of the co-Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 2015.

Each of the co-Registrants listed on Schedule V to the Signature Pages

By:	Horizon Building Services, LLC,
its Manager

	By:	Century Land Holdings, LLC
its Managing Member

		By:	CCC Holdings, LLC
its Manager

			By:	Century Communities, Inc.
its Manager and Sole Member

				By:	/s/ Dale Francescon
Dale Francescon
Chairman of the Board of Directors and Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale Francescon and Robert J. Francescon, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dale Francescon	Chairman of the Board of Directors and Co-Chief	June 29, 2015
Dale Francescon

Executive Officer of Century Communities, Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of Horizon Building Services, LLC, as the Manager of the co-Registrant

(Principal Executive Officer)

/s/ David L. Messenger	Chief Financial Officer of Century Communities,	June 29, 2015
David L. Messenger

Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of Horizon Building Services, LLC, as the Manager of the co-Registrant

(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Francescon	Co-Chief Executive Officer, President and	June 29, 2015
Robert J. Francescon	Director of Century Communities, Inc., as the Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of Horizon Building Services, LLC, as the Manager of the co-Registrant

/s/ James M. Lippman	Director of Century Communities, Inc., as the	June 29, 2015
James M. Lippman	Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of Horizon Building Services, LLC, as the Manager of the co-Registrant

/s/ Keith R. Guericke	Director of Century Communities, Inc., as the	June 29, 2015
Keith R. Guericke	Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of Horizon Building Services, LLC, as the Manager of the co-Registrant

/s/ John P. Box	Director of Century Communities, Inc., as the	June 29, 2015
John P. Box	Manager and Sole Member of CCC Holdings, LLC, as the Manager of Century Land Holdings, LLC, as the Managing Member of Horizon Building Services, LLC, as the Manager of the co-Registrant

Schedule I – co-Registrants:

•	CCC Holdings, LLC
•	Century Communities of Georgia, LLC

Schedule II – co-Registrants:

•	Century Communities of Nevada, LLC
•	Century Land Holdings of Texas, LLC
•	Park 5th Avenue Development Co., LLC

Schedule III – co-Registrants:

•	CCG Constructors LLC
•	CCG Realty Group LLC

Schedule IV – co-Registrants:

•	Century Communities of Nevada Realty, LLC
•	Century Rhodes Ranch GC, LLC
•	Century Tuscany GC, LLC
•	Neighborhood Associations group, LLC

Schedule V – co-Registrants:

•	Augusta Pointe, LLC
•	Avalon at Inverness, LLC
•	Beacon Pointe, LLC
•	Blackstone Homes, LLC
•	Bradburn Village Homes, LLC
•	CCH Homes, LLC
•	Central Park Rowhomes, LLC
•	Century at Ash Meadows, LLC
•	Century at Beacon Pointe, LLC
•	Century at Caley, LLC
•	Century at Candelas, LLC
•	Century at Carousel Farms, LLC
•	Century at Harvest Meadows, LLC
•	Century at Littleton Village, LLC
•	Century at LOR, LLC
•	Century at Lowry, LLC
•	Century at Midtown, LLC
•	Century at Millennium, LLC
•	Century at Murphy Creek, LLC
•	Century at Outlook, LLC
•	Century at Salisbury Heights, LLC
•	Century at Southshore, LLC
•	Century at Terrain, LLC
•	Century at The Grove, LLC
•	Century at The Meadows, LLC
•	Century at Vista Ridge, LLC
•	Century at Wolf Ranch, LLC
•	Century City, LLC
•	Century Land Holdings II, LLC
•	Cherry Hill Park, LLC
•	Cottages at Willow Park, LLC
•	Crown Hill, LLC
•	Enclave at Boyd Ponds, LLC
•	Enclave at Cherry Creek, LLC
•	Estates at Chatfield Farms, LLC
•	Hearth at Oak Meadows, LLC
•	Hometown, LLC
•	Lakeview Fort Collins, LLC
•	Madison Estates, LLC
•	Meridian Ranch, LLC
•	Montecito at Ridgegate, LLC
•	Reserve at Highpointe Estates, LLC
•	Reserve at The Meadows, LLC
•	Saddle Rock Golf, LLC
•	Saddleback Heights, LLC
•	Stetson Ridge Homes, LLC

•	The Vistas at Nor’wood, LLC
•	The Wheatlands, LLC
•	Venue at Arista, LLC
•	Verona Estates, LLC
•	Villas At Highland Park, LLC
•	Villas at Murphy Creek, LLC
•	Waterside at Highland Park, LLC
•	Wildgrass, LLC

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Century Communities, Inc., as amended (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

3.2	Bylaws of Century Communities, Inc. (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

4.1	Specimen Common Stock Certificate of Century Communities, Inc. (incorporated by reference to the initial filing of the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 5, 2014).

4.2	Form of Indenture for Debt Securities, among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 30, 2014).

4.3*	Form of Warrant.

4.4*	Form of Warrant Agreement.

4.5*	Form of Unit Agreement.

5.1	Opinion of Greenberg Traurig, LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of BDO USA, LLP.

23.3	Consent of BDO USA, LLP.

23.3	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the Indenture filed as Exhibit 4.2 above.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.